Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vince Holding Corp. of our report dated April 30, 2021 relating to the financial statements and financial statement schedule, which appears in Vince Holding Corp.’s Annual Report on Form 10-K for the year ended January 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 9, 2021